                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)
________________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-8(i)(1)

    (1) Title of each class of securities to which transaction applies:
       _________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
       _________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       _________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
       _________________________________________________________________________

    (5) Total fee paid:
       _________________________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
       _________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:
       _________________________________________________________________________

    (3) Filing Party:
       _________________________________________________________________________

    (4) Date Filed:
       _________________________________________________________________________

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                        5895 WINDWARD PARKWAY, SUITE 220
                         ALPHARETTA, GEORGIA 30202-4182
                                 MARCH 27, 1997

Dear Shareholder:

    You are cordially invited to the annual meeting of shareholders of Mountasia Entertainment International, Inc. to be held on April 28, 1997, at 10:00 A.M., Central Time, at the Harvey Hotel, Dallas-Fort Worth International Airport, Dallas, Texas.

    This meeting is the first meeting of shareholders following the Company's recapitalization last year and its subsequent development of a comprehensive business plan. At the meeting, shareholders will be asked to vote on a number of matters:

        (i) PROPOSAL I: Whether 24.9 million shares of capital stock held by the Company's largest shareholder (with which the undersigned is affiliated) and additional nonvoting capital stock issuable to it will have ordinary voting rights. This shareholder currently is the owner of 81.4% of the equity of the Company but has full voting rights with respect to only 49.9% of the Company's capital stock. If such approval is given, the shareholder's total voting power will equal its total equity ownership, increasing to 81.4%, and certain standstill restrictions applicable to the shareholder will expire. If such approval is not given, the Company's largest shareholder's total equity stake will increase from 81.4% to at least 82.0% through the issuance to it by the Company of at least 1.6 million additional shares of capital stock and its purchase price per share for nonvoting capital stock purchased from the Company will decrease by $0.38 per share;

        (ii) PROPOSAL II: The proposed change in the Company's name to "Malibu Entertainment Worldwide, Inc." in furtherance of the Company's new business plan.

       (iii) PROPOSAL III: The approval of a stock-based compensation plan designed to provide economic incentives for operating and executive management (excluding the undersigned and other full-time personnel employed by affiliates of the Company's largest shareholder).

        (iv) PROPOSAL IV: The election of Directors, a majority of whom will be designated by the Company's largest shareholder if the voting rights described in Paragraph (i) above are approved.

        (v) PROPOSAL V: Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants.

All of the foregoing matters are described in more detail in the accompanying proxy statement, which you are urged to review carefully.

    The members of the Company's Board of Directors who are not affiliated with the Company's largest shareholder or employed by the Company recommend that shareholders vote for approval of each matter to be considered at the annual meeting.

    Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card in the postage-prepaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote your shares in person, whether or not you have previously submitted a proxy.

                                          Very truly yours,

                                                     [LOGO]

                                          Robert A. Whitman,
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                        5895 WINDWARD PARKWAY, SUITE 220
                           ALPHARETTA, GEORGIA 30202
                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

    The 1997 annual meeting of shareholders (together with any adjournments or postponements thereof, the "Annual Meeting") of Mountasia Entertainment International, Inc. (the "Company") will be held on April 28, 1997, at 10:00 a.m., Central Time, at the Harvey Hotel, Dallas-Fort Worth International Airport, Dallas, Texas for the purpose of considering and voting upon the following matters:

I.  PROPOSAL I--Approval of Issuance of Common Shares in Lieu of Nonvoting
    Shares: The approval of the issuance of Common Shares of the Company in lieu of and upon conversion of nonvoting stock issued or to be issued by the Company to the Company's largest shareholder worldwide;

II. PROPOSAL II--Approval of Name Change: The approval of the change in the Company's name to "Malibu Entertainment Worldwide, Inc.";

III. PROPOSAL III--Approval of Incentive Plan: The approval of the Company's 1997 Long-Term Incentive Plan;

IV. PROPOSAL IV--Election of Directors: The election of Directors to serve terms expiring at the next annual meeting of shareholders;

V.  PROPOSAL V--Ratification of Appointment of Independent Accountants:
    Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants; and

VI. Other Matters: Such other matters as may be properly brought before the Annual Meeting.

The close of business on March 25, 1997 is the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Robert A. Whitman March 27, 1997

                               TABLE OF CONTENTS

SUMMARY...............................................................................          1
VOTING AND PROXIES....................................................................          5
  Solicitation of Proxies.............................................................          5
  Record Date; Quorum.................................................................          5
  Proxies.............................................................................          5
  Required Votes......................................................................          6
SECURITY OWNERSHIP INFORMATION........................................................          7
  Security Ownership of MEI Holdings..................................................          7
  Security Ownership of Board and Management..........................................          8
PROPOSAL I--APPROVAL OF ISSUANCE OF COMMON SHARES IN LIEU OF NONVOTING SHARES.........          9
  Background of the Recapitalization..................................................          9
  The Recapitalization Agreement......................................................         10
PROPOSAL II--APPROVAL OF NAME CHANGE..................................................         17
PROPOSAL III--APPROVAL OF INCENTIVE PLAN..............................................         17
  Introduction........................................................................         17
  Terms of the Incentive Plan.........................................................         17
PROPOSAL IV--ELECTION OF DIRECTORS....................................................         22
  Board of Directors..................................................................         22
  Board Committees....................................................................         23
  Director Compensation...............................................................         24
  Compensation Committee Insider Participation........................................         24
PROPOSAL V--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS....................         24
COMPENSATION INFORMATION..............................................................         25
  Payments to Affiliates of MEI Holdings..............................................         25
  Compensation Tables.................................................................         25
  Fiscal Year 1996 Stock Option Grants................................................         26
  Compensation Committee Report on Executive Compensation.............................         26
  Certain Relationships and Related Transactions......................................         27
COMPARISON OF TOTAL SHAREHOLDER RETURN................................................         27
SHAREHOLDER PROPOSALS.................................................................         28
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.....................................         28
CERTAIN FORWARD-LOOKING STATEMENTS....................................................         28
ADDITIONAL INFORMATION................................................................         28
ANNEX A--INCENTIVE PLAN...............................................................        A-1

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                        5895 WINDWARD PARKWAY, SUITE 220
                           ALPHARETTA, GEORGIA 30202
                          PRELIMINARY PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT. FOR ALL PURPOSES HEREOF, EXCEPT AS OTHERWISE SPECIFIED HEREIN, (I) INFORMATION RELATING TO THE NUMBERS OF COMPANY SHARES OUTSTANDING IS AS OF THE MARCH 25, 1997 RECORD DATE BUT DOES NOT GIVE EFFECT TO THE COMPANY SHARES ISSUABLE TO MEI HOLDINGS, L.P., THE COMPANY'S LARGEST SHAREHOLDER ("MEI HOLDINGS"), IF SHAREHOLDERS FAIL TO APPROVE PROPOSAL I (SUCH SHARES, "VOTING ADJUSTMENT SHARES"), (II) SHARES OF THE COMPANY'S SERIES F PREFERRED STOCK ("SERIES F SHARES") AND SERIES G PREFERRED STOCK ("SERIES G SHARES" AND, TOGETHER WITH THE SERIES F SHARES, "SERIES F/G SHARES"), EACH OF WHICH IS SUBSTANTIALLY IDENTICAL TO TEN SHARES OF THE COMPANY'S COMMON STOCK ("COMMON SHARES") (EXCEPT AS TO VOTING RIGHTS), ARE MULTIPLIED BY TEN FOR ALL COMPUTATIONAL PURPOSES HEREIN, (III) COMMON SHARES AND SERIES F/G SHARES ARE REFERRED TO COLLECTIVELY HEREIN AS "COMPANY SHARES," (IV) COMMON SHARES THAT ARE SUBJECT TO VOTING RESTRICTIONS ARE REFERRED TO HEREIN AS "PROPORTIONATELY VOTED COMMON SHARES," (V) COMMON SHARES THAT ARE NOT SUBJECT TO VOTING RESTRICTIONS ARE REFERRED TO HEREIN AS "VOTING SHARES", AND (VI) PROPORTIONATELY VOTED COMMON SHARES AND SERIES F/G SHARES ARE REFERRED TO COLLECTIVELY HEREIN AS "NONVOTING SHARES."

DATE, TIME AND PLACE OF THE
  ANNUAL MEETING:              April 28, 1997, commencing at 10:00 a.m., local time, at the
                               Harvey Hotel, Dallas-Fort Worth International Airport,
                               Dallas, Texas.

RECORD DATE:                   Only shareholders of record as of the close of business on
                               March 25, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

MATTERS TO BE CONSIDERED:      Five matters (in addition to such other matters, if any, as may be properly brought before the meeting) are presently
                               expected to be presented for shareholder action at the Annual
                               Meeting:

                               Proposal I:   Whether Nonvoting Shares held by MEI Holdings
                                             (19,408,504 of which are Series F/G Shares and
                                             5,495,671 of which are Proportionately Voted
                                             Common Shares) and additional Nonvoting Shares
                                             issuable to MEI Holdings will have ordinary
                                             voting rights;

                               Proposal II:  Approval of the change of the Company's name to
                                             "Malibu Entertainment Worldwide, Inc.";

                               Proposal      Approval of the Company's Long-Term Incentive
                               III:          Plan (the "Incentive Plan");

                               Proposal IV:  Election of Directors to serve terms expiring at the Company's next annual meeting of
                                             shareholders; and

                               Proposal V:   Ratification of the appointment of Arthur
                                             Andersen LLP as the Company's independent
                                             accountants.

                               If shareholders approve Proposal I (such approval, "Voting
                               Right Approval"), MEI Holdings' total voting power will
CONSEQUENCES OF CERTAIN        increase from 49.9% to 81.4% and certain standstill
  VOTES:                       restrictions presently applicable to MEI Holdings will
                               expire, in which event, among other things, a majority of the members of the Board of Directors of the Company (the
                               "Board") will be designees of MEI Holdings and MEI Holdings will have the power to approve, or withhold approval of, any matter presented to shareholders. If shareholders fail to
                               approve Proposal I, MEI Holdings' total voting power will
                               remain at 49.9% and such standstill restrictions will
                               continue to apply (subject to the limitations thereof), but
                               MEI Holdings will be entitled to at least 1,591,367
                               additional Voting Adjustment Shares, resulting in the
                               increase from 81.4% to 82.0% in MEI Holdings' total equity stake in the Company (excluding voting power). If Voting
                               Right Approval is given, MEI Holdings' estimated average
                               purchase price per share for the Nonvoting Shares it
                               purchased from the Company will be $2.52, rather than $2.14 if Voting Right Approval is not given.
BOARD RECOMMENDATION:          The members of the Board not designated for election thereto by MEI Holdings or employed by the Company (the
                               "Nonaffiliated Directors"), each of whom was a member of the
                               Board prior to MEI Holdings' initial investment in the
                               Company, recommend that shareholders vote for Proposal I and each of the other Proposals to be considered at the Annual
                               Meeting.
OUTSTANDING SHARES:            As of the Record Date, the Company had outstanding 28,896,466
                               Common Shares, 23,401,095 Voting Shares and 24,904,175
                               Nonvoting Shares (excluding additional Nonvoting Shares
                               issuable if Proposal I is not approved) for a total of
                               48,304,970 Company Shares.
CERTAIN BENEFICIAL OWNERS:     As of the Record Date, MEI Holdings beneficially owned (prior to the conversion of any Nonvoting Shares into Common Shares)
                               14,419,337 Voting Shares, or 49.9% of the then-outstanding
                               Common Shares, and 39,323,413 Company Shares, or 81.4% of the
                               then-outstanding Company Shares. As of the Record Date,
                               Directors and executive officers beneficially owned 1,861,057
                               Voting Shares, or 6.4% of the then-outstanding Common Shares and 3.8% of the then-outstanding Company Shares (not
                               including Company Shares beneficially owned by MEI Holdings of any of its affiliates).
REQUIRED VOTES:                Approval of each Proposal requires the affirmative vote of the holders of a majority of the Common Shares voted, in
                               person or by proxy, at the Annual Meeting (a "Plurality
                               Vote"), except that approval of the change in the Company's name (Proposal II) requires the affirmative vote of the
                               holders of a majority of all outstanding Common Shares as of the Record Date (a "Majority Vote").
                               In accordance with the agreements entered into between the
VOTING:                        Company and MEI Holdings at the time of MEI Holdings' initial investment in the Company in August 1996 (collectively, the
                               "Recapitalization Agreement") and the rules of the American
                               Stock Exchange (the "AMEX"), MEI Holdings will abstain from voting with respect to Proposal I. If Voting Right Approval is given, MEI Holdings will be entitled to vote, and has
                               informed the Company that it will vote, in favor of adoption of Proposals II through V, in which event shareholder
                               approval of such Proposals will be assured. Regardless of
                               whether Voting Right Approval is given, MEI Holdings is
                               entitled to vote, and has informed the Company that it will vote, its Voting Shares (representing 49.9% of all Common
                               Shares outstanding on the Record Date) in favor of adoption of each of Proposals II

                               through V; such vote will be sufficient to assure the
                               adoption of Proposals II through V assuming, as is expected, that the Unaffiliated Directors of the Company also vote in favor thereof. L. Scott Demerau, the Company's founder, and his spouse have agreed with the Company that they will vote the 1.7 million Common Shares (representing 5.9% of the
                               Common Shares outstanding on the Record Date) in favor of
                               Proposal I.
                               The Company entered into the Recapitalization Agreement to obtain the capital resources to fund its then-current
THE RECAPITALIZATION           operations and to fund internal and external growth
  AGREEMENT:                   opportunities. Under the Recapitalization Agreement, the
                               Company received $40.0 million for 11,727,970 Common Shares, which represented 45.5% of the then-outstanding Common
                               Shares. Such number of shares was subject to increase, and has since been increased to 12,112,573 Common Shares,
                               pursuant to the Recapitalization Agreement. Pursuant to the
                               Recapitalization Agreement, among other things, the Company obtained the rights, subject to certain limitations, (i) to require MEI Holdings to invest in the Company up to an
                               additional $22.7 million (the "Company Call Option") and (ii)
                               to require MEI Holdings to invest in the Company up to an
                               additional $30.0 million to backstop rights offerings that the Company may undertake in the future (the "Backstop
                               Right"). The Company exercised the Company Call Option in
                               December 1996; the entire $22.7 million had been invested by
                               MEI Holdings pursuant thereto as of the Record Date, as a
                               result of which MEI Holdings received 9,017,744 Series F
                               Shares. In addition, MEI Holdings received 47,143 Series F
                               Shares pursuant to the Post-Closing Adjustment Provisions of the Recapitalization Agreement and 3,730,583 Series F Shares
                               under the Warrant. See "Proposal I--The Recapitalization
                               Agreement."
                               In connection with the listing of the Common Shares on the
SERIES G SHARES:               AMEX, the Company committed to the AMEX that it would
                               exercise its redemption right or take other action so that the total number of Common Shares issued upon conversion of the Company's 10% Convertible Subordinated Debentures Due
                               January 1, 1998 (the "10% Debentures") into Common Shares did not exceed 20% of the outstanding Common Shares at the time of the original issuance of the 10% Debentures. MEI Holdings provided to the Company the $4.8 million of capital required for such redemption in exchange for the issuance of 2,135,513
                               Series G Shares at a per share price of $2.26 (which price is subject to adjustment to equal the adjusted per share price for the purchase by MEI Holdings of Company Shares pursuant to the Recapitalization Agreement in August 1996 if such
                               price is higher than $2.26).
                               In connection with the issuance of the Series G Shares, MEI
THE TENDER OFFER:              Holdings commenced tender offers (collectively, the "Tender
                               Offer") for any and all outstanding Common Shares it did not own at $3.50 per share and for any and all of the Company's
                               9% Subordinated Convertible Debentures Due November 1, 1999
                               (the "9% Debentures") and all of the Company's 9.1%
                               Subordinated Convertible Debentures Due January 1, 2002 (the
                               "9.1% Debentures" and, together with the 9% Debentures, the
                               "Purchased Debentures") at par plus accrued and unpaid
                               interest. Pursuant to the Tender Offer, MEI Holdings
                               purchased 7,802,435 Common Shares, $4,249,000 aggregate
                               principal amount of 9% Debentures and $11,422,322 aggregate principal amount of 9.1% Debentures. The Purchased Debentures have been

                               converted into Nonvoting Shares (at a conversion rate of
                               $3.50 per share) and MEI Holdings is required to vote the
                               Common Shares acquired by it in the Tender Offer (to the
                               extent that the Common Shares beneficially owned by MEI
                               Holdings and its affiliates exceed 49.9% of all outstanding
                               Common Shares at the time in question) in the same proportion as the Common Shares held by persons other than MEI Holdings
                               ("Non-MEI-Directed Shares") are voted (such restriction, the
                               "Voting Restrictions"). If Proposal I is approved, the Voting
                               Restrictions will no longer apply and the Nonvoting Shares into which the Purchased Debentures were converted will be converted into Voting Shares.
BOARD OF DIRECTORS:            If Voting Right Approval is given, the Board will consist of nine persons, five of whom have been designated by MEI
                               Holdings; if Voting Right Approval is not given, the Board will consist of six persons, two of whom have been designated by MEI Holdings. The nominees for election to the Board also include two Nonaffiliated Directors, one person who is
                               employed by the Company and one person who is consultant to and former employee of the Company.
NAME CHANGE:                   The Board has approved, subject to shareholder approval, the change in the Company's name to "Malibu Entertainment
                               Worldwide, Inc." The Board believes that the adoption of a new name will signify and be more consistent with the
                               Company's new business plan and focus.

INCENTIVE PLAN:                The Incentive Plan has been developed by the Company to
                               provide long-term incentives for Company personnel (excluding personnel employed by affiliates of MEI Holdings) and is
                               being submitted to shareholders at the Annual Meeting in
                               accordance with the rules of the AMEX.
INDEPENDENT ACCOUNTANTS:       The Board has appointed Arthur Andersen LLP as the Company's independent accountants. Shareholders are being asked to
                               ratify such appointment at the Annual Meeting.

                               VOTING AND PROXIES

SOLICITATION OF PROXIES

    This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of the Company in connection with the solicitation by the Board of proxies for use at the Annual Meeting scheduled to be held on April 28, 1997, at 10:00 a.m., Central Time, at the Harvey Hotel, Dallas-Fort Worth International Airport, Dallas, Texas. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 27, 1997.

    The cost of solicitation of proxies will be borne by the Company. It is expected that solicitation of proxies will be primarily by mail. The Company has also retained MacKenzie Partners, Inc. to solicit proxies in the enclosed form and will pay such firm a customary fee plus reasonable expenses for so acting (estimated at $15,000 in the aggregate). In addition, proxies may be solicited by the Company's Directors, officers and employees (without additional compensation) by personal interview, by telephone or otherwise, and arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to the beneficial owners of Common Shares held of record by such persons. The Company may, upon request, reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

RECORD DATE; QUORUM

    Only shareholders of record at the close of business on the Record Date are entitled to notice of or to vote at the Annual Meeting. As of the Record Date, there were 28,896,466 Common Shares outstanding and entitled to vote. Each Common Share is entitled to one vote upon any proposal submitted for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Common Shares outstanding as of the Record Date is necessary to constitute a quorum for the conduct of business at the Annual Meeting. MEI Holdings has informed the Company that it intends to be represented in person or by proxy at the Annual Meeting, in which event a quorum would be assured. A complete list of the shareholders entitled to vote will be made available for inspection by any shareholder of record at the offices of the Company during ordinary business hours from April 27, 1997 through the time of the Annual Meeting for any proper corporate purpose.

PROXIES

    A proxy may be revoked by filing with the Secretary of the Company prior to the exercise of the proxy either a written instrument revoking the proxy or an executed subsequent proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute a revocation of a proxy. Where a shareholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for each of Proposals I through V.

    Abstentions and broker non-votes will be included in determining the number of shares present or represented at the Annual Meeting and any adjournment thereof for purposes of determining whether a quorum exists. Abstentions and broker non-votes with respect to any matter brought to a vote at the Annual Meeting or any adjournment thereof will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained as to Proposals I, III, IV and V, and therefore will have no effect on the outcome of the vote on any such matter. Abstentions and broker non-votes will have the same effect as a vote against Proposal V because Proposal II requires a Majority Vote.

    THE PERSONS NAMED AS PROXIES BY A SHAREHOLDER MAY PROPOSE AND VOTE FOR ONE OR MORE ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING, INCLUDING ADJOURNMENTS OR POSTPONEMENTS TO PERMIT FURTHER SOLICITATIONS OF PROXIES IN FAVOR OF ANY PROPOSAL.

    The Company is not aware of any matter to be considered at the Annual Meeting that is not described herein. If any such matter is properly presented for such consideration, the proxies will vote any shares represented by a duly executed proxy in such manner as they see fit in their sole discretion.

    The Company is submitting Proposal I for shareholder approval pursuant to its agreement with MEI Holdings to use its best efforts to obtain Voting Right Approval. If Proposal I is not approved at the Annual Meeting, the Company has agreed with MEI Holdings to use its best efforts to obtain Voting Right Approval at any annual meeting of shareholders held prior to December 31, 1999.

    Continental Stock Transfer & Trust Company, the transfer agent and registrar for the Common Shares, has been appointed by the Board as the inspector of elections to receive proxies, tabulate the vote and serve at the Annual Meeting. All votes will be tabulated by the inspector of elections who will separately tabulate affirmative and negative votes and abstentions.

REQUIRED VOTES

    Approval of each Proposal requires a Plurality Vote except that approval of the change in the Company's name (Proposal II) requires a Majority Vote. In accordance with the Recapitalization Agreement and the rules of the AMEX, MEI Holdings will abstain from voting with respect to Proposal I. If Voting Right Approval is given, MEI Holdings will be entitled to vote, and has informed the Company that it will vote all of its Voting Shares, in favor of adoption of Proposals II through V, in which event shareholder approval of such Proposals will be assured. Regardless of whether Voting Right Approval is given, MEI Holdings is entitled to vote, and has informed the Company that it will vote, its Voting Shares (representing 49.9% of all Common Shares outstanding on the Record Date) in favor of adoption of each Proposals II through V; such vote will be sufficient to assure the adoption of Proposals II through V assuming, as it is expected, that the Unaffiliated Directors and executive officers of the Company also vote in favor thereof.

    L. Scott Demerau, the Company's founder, and his spouse beneficially own 1.7 million Common Shares (5.9% of the Common Shares outstanding on the Record
Date). In connection with the Recapitalization, Mr. and Ms. Demerau agreed with the Company that they will vote the 1.7 million Common Shares beneficially owned by them in favor of Proposal I.

    The shareholders of the Company have no dissenter's or appraisal rights under Article 13 of the Georgia Business Corporation Code or under the Company's Articles of Incorporation with regard to items set forth in this Proxy Statement.

                         SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MEI HOLDINGS

    As of the date of this Proxy Statement, MEI Holdings, the principal offices of which are located at 4200 Texas Commerce Tower, Dallas, Texas 75201, beneficially owned the following equity securities of the Company.

                                NUMBER OF                         % OF
TITLE OF CLASS                  SHARES(A)                    COMPANY SHARES
-----------------------------  ------------                 -----------------
                                                                                                     %
                                                                                                     OF
                                                                                                     VOTING
                                                                                                                           POWER
                                                                                                     --
Voting Common Shares............................................    14,419,337(b)           29.9%            49.9%
Proportionately Voted Common Shares.............................     5,495,671            11.4%                 0%
Series F Shares.................................................    17,272,991(c)           35.8%               0%
Series G Shares.................................................     2,135,513             4.4%                 0%
                                                                  ------------             ---                ---
                                                                    39,323,513            81.4%              49.9%
                                                                  ------------             ---                ---
                                                                  ------------             ---                ---

------------------------

(a) Excludes Voting Adjustment Shares.

(b) Excludes Common Shares issuable upon conversion of Series F/G Shares if Voting Right Approval is given; does not include 5,495,671 of the Common Shares subject to the Voting Restrictions.

(c) If Proposal I is not approved, MEI Holdings is entitled to 1,591,367 Voting Adjustment Shares.

    MEI Holdings may be entitled to the issuance of additional Company Shares under the Post-Closing Adjustment Provisions and other terms of the Recapitalization Agreement in amounts yet to be determined. See "Proposal I--The Recapitalization Agreement."

SECURITY OWNERSHIP OF BOARD AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Shares as of the Record Date by: (i) each director and executive officer of the Company and (ii) all directors and executive officers of the Company as a group. No such director or executive officer beneficially owned any Company Shares pursuant to options or other rights exercisable within 60 days. The ownership information below does not include Company Shares beneficially owned by MEI Holdings. Unless otherwise set forth below, the address of each director or executive officer is the principal offices of the Company located at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202.

                                                                                                                 % OF
                                                                                               % OF             COMPANY
NAME                                                                  SHARES OWNED(A)     VOTING POWER(B)       SHARES
--------------------------------------------------------------------  ----------------  -------------------  -------------
Daniel A. Decker+(c)................................................         --                 --                --
L. Scott Demerau**(d)...............................................       1,179,895               4.1%              2.4%
Julia E. Demerau**(e)...............................................         511,162               1.7%              1.1%
Richard M. FitzPatrick**++(c).......................................         --                 --                --
James T. Hands+(c)..................................................         --                 --                --
William M. Kearns, Jr.**(e)(f)......................................          80,000                 *                 *
Donald J. McNamara+(c)..............................................         --                 --                --
Bert W. Wasserman**(f)..............................................          90,000                 *                 *
Robert A. Whitman**++(c)............................................         --                 --                --
All Directors and Executive Officers as a Group
  (9 persons)(c)....................................................       1,861,057               6.4%              3.8%

------------------------

 *  Less than one percent

**  Director of the Company

 +  A nominee for Director of the Company

++  Executive Officer of the Company

(a) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Shares beneficially owned by them. Under the rules of the Commission, a person is deemed to be a "beneficial" owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to dispose or direct the disposition of such securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

(b) Excludes Series F/G Shares.

(c) Excludes securities beneficially owned by MEI Holdings. See "--Security Ownership of MEI Holdings."

(d) Does not include 511,162 Common Shares held of record by Julia E. Demerau, Mr. Demerau's spouse, of which Mr. Demerau disclaims beneficial ownership. In February 1997, Mr. and Ms. Demerau borrowed $1.0 million from a financial institution. The loan is secured by a pledge of all of the 1.7 million shares owned by Mr. and Ms. Demerau. At the request of the lender, MEI Holdings has guaranteed such indebtedness.

(e) Does not include 1,179,895 Common Shares held of record by L. Scott Demerau, Ms. Demerau's spouse, of which Ms. Demerau disclaims beneficial ownership.

(f) Includes options to purchase 15,000 Common Shares which are exercisable within 60 days of the date of this statement.

               PROPOSAL I--APPROVAL OF ISSUANCE OF COMMON SHARES
                          IN LIEU OF NONVOTING SHARES

BACKGROUND OF THE RECAPITALIZATION

    THE COMPANY'S FINANCIAL POSITION PRIOR TO THE RECAPITALIZATION. In 1995, the Company defaulted under certain covenants under its 9% Debentures. In an effort to cure those defaults and to raise funds necessary to pay indebtedness created in connection with the Company's 1994 acquisition of Malibu Grand Prix Corporation ("Malibu") and to fund its operations, the Company issued substantial additional convertible debt and convertible preferred stock in 1995. All such securities were convertible into Common Shares at various prices and at various times commencing in 1996. However, the Company did not have the capital resources from internally generated funds to redeem these securities and did not have the right to compel the conversion of these securities into Common Shares. In addition, the Company lacked available capital to invest in the Company's properties including the properties acquired in the Malibu acquisition. As a result of these and other factors, including continuing declines in the Company's results of operations, the Company's financial position continued to deteriorate and the market prices for Common Shares began to erode significantly. Accordingly, beginning in January 1996, the Board began considering possible alternatives to recapitalize the Company.

    Among the alternatives considered by the Board were the possible spin-off of the Company's management operations and various types of equity and debt financings. In March 1996, the Company commenced an exchange offer pursuant to which the Company offered to exchange two shares of a newly designated Series E Preferred Stock for each Common Share (the "Exchange Offer"). As part of the Exchange Offer, the Company also sought to obtain required consents to the amendment of the 9% Debentures and 10% Debentures to convert those debentures into Common Shares and permit those debentures to be tendered for Series E Preferred Stock pursuant to the Exchange Offer.

    Prior to the expiration of the Exchange Offer, representatives of MEI Holdings contacted representatives of the Company regarding a possible investment by MEI Holdings in the Company. Following extensive negotiations among representatives of the parties, on June 6, 1996, the Company terminated the Exchange Offer and the Company and MEI Holdings entered into an Investment Agreement (the "Investment Agreement") and related documents, including a Warrant and Standstill Agreement. The transactions contemplated by the Recapitalization Agreement (the "Recapitalization") were consummated on August 28, 1996 (the "Closing Date").

    THE RECAPITALIZATION. In connection with the Recapitalization, (i) MEI Holdings acquired 11,727,970 Common Shares (the "Initial Investment Shares") for $40.0 million and (ii) the Company arranged a $20.0 million revolving credit facility from an institutional lender (the "Credit Facility"). In addition, the Company and MEI Holdings entered into the Warrant and the Standstill Agreement and six designees of MEI Holdings were elected to the Board (which then had 14 members), one of whom was elected Chairman of the Board (and subsequently became Chief Executive Officer). As a part of the Recapitalization, the Company obtained the Company Call Option to compel MEI Holdings to invest up to an additional $22.7 million in the Company, MEI Holdings agreed to provide up to an additional $30.0 million to backstop future rights offerings and the terms of the 9% Debentures and the 10% Debentures were amended to require them to be paid by the Company in Common Shares rather than in cash.

    CERTAIN EVENTS FOLLOWING THE RECAPITALIZATION. In November 1996, MEI Holdings provided the capital required for the Company to redeem the $4.6 million then-outstanding aggregate principal amount of the Company's 10% Debentures (plus accrued and unpaid interest thereon) in order for the Company to comply with certain AMEX requirements. The 10% Debentures would have become convertible into Common Shares commencing on November 7, 1996 at a conversion price that would have been $2.25 per share on such date (the "11/7/96 10% Debenture Conversion Price"), such conversion price being subject to change based on future market prices had the 10% Debentures not been redeemed. MEI Holdings received 2,135,513 Series G Shares for providing the capital to fund the redemption of the 10%

Debentures. The number of Nonvoting Shares so received is subject to adjustment, but in no event will any such adjustment result in the number of such Nonvoting Shares being issued at lower than the 11/7/96 10% Debenture Conversion Price plus $0.01. MEI Holdings agreed not to sell any Company Shares so received in the market before May 31, 1997 other than in private transactions exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act").

    The Company exercised the Company Call Option in December 1996 and subsequently issued 9,017,740 Series F Shares for MEI Holdings $22.7 million investment thereunder. The Series F Shares so issued will be convertible into Common Shares if Proposal I is approved by shareholders. The exact number of Company Shares issuable for such $22.7 million investment depends on future events, including (i) whether shareholders approve Proposal I (if Voting Right Approval is not given, the Company Shares so issuable to MEI Holdings will be effectively issued at a 15% discount), (ii) the extent to which MEI Holdings is entitled to additional shares under the Post-Closing Adjustment Provisions of the Recapitalization Agreement (see "--The Recapitalization Agreement-- Post-Closing Adjustment Provisions"), and (iii) whether, and the prices at which certain outstanding securities are converted into Common Shares (see "--The Recapitalization Agreement--The Warrant"). The Company presently estimates that the final number of Company Shares so issuable will be between 9.0 million and
9.7 million shares (or $2.34 to $2.52 per share), or 10.6 million and 11.4 million shares if Voting Right Approval is not obtained (or $1.99 to $2.14 per share).

    On January 14, 1997, MEI Holdings purchased pursuant to the Tender Offer (i) 7,802,435 Common Shares at $3.50 per share, (ii) $4,249,000 aggregate principal amount of 9% Debentures at par plus accrued and unpaid interest, and (iii) $11,422,322 aggregate principal amount of 9.1% Debentures at par plus accrued and unpaid interest. The Purchased Debentures were converted at a conversion rate of $3.50 per share into 4,477,521 Series F Shares. The Common Shares acquired by MEI Holdings in the Tender Offer and upon conversion of the Purchased Debentures are subject to the Voting Restrictions. See "--The Recapitalization Agreement--Standstill Agreement; Representation on the Board."

THE RECAPITALIZATION AGREEMENT

    GENERAL. Pursuant to the Investment Agreement, among other things, (i) MEI Holdings initially invested $40.0 million in the Company and (ii) the Company
(a) sold to MEI Holdings the Initial Investment Shares (11,727,970 Common Shares, or 45.45% of the then-outstanding Common Shares after giving effect to such issuance and prior to the sale of 2.1 million Common Shares to employees), and (b) issued to MEI Holdings a Warrant to acquire additional Common Shares or Nonvoting Shares automatically upon the occurrence of certain events. In addition, MEI Holdings is entitled to Company Shares under certain provisions of the Investment Agreement (the "Post-Closing Adjustment Provisions") if certain events occur which vary adversely from the parties' assumptions relating thereto. The purpose of the Warrant and the Post-Closing Adjustment Provisions is to protect MEI Holdings against (i) any dilution of its percentage interest in the Company acquired by MEI Holdings pursuant to its initial $40.0 million investment, the Company Call Option and the Backstop Right or otherwise pursuant to the Recapitalization Agreement that is due to the exercise or conversion of warrants, options and other securities outstanding on August 28, 1996 ("Convertible Securities") at prices below $3.75 or the conversion or deemed conversion of any of the 9% Debentures, the 9.1% Debentures or the 10% Debentures outstanding on August 28, 1996 (collectively, the "Debentures") and
(ii) the economically dilutive effects of any decrease in the value of the Company at the time of the Recapitalization by reason of adverse variations from the parties' valuation assumptions relating to MEI Holdings' investment in the Company pursuant to the Investment Agreement.

    THE WARRANT. The Warrant provides for the issuance of additional Company Shares to MEI Holdings without payment by MEI Holdings of additional consideration if the Company issues Common Shares (i) under Convertible Securities at prices below $3.75 per share (which price is subject to adjustment as described below), (ii) upon conversion of any of the Debentures, regardless of the conversion price, or

(iii) upon a deemed conversion of any of the Debentures as of the earlier of the date of payment or redemption of such Debentures and August 7, 1997. If any Debentures have been deemed to have been so converted and remain outstanding on August 7, 1998, then MEI Holdings will have the right to receive additional Company Shares under the Post-Closing Adjustment Provisions.

    The number of Company Shares to be issued to MEI Holdings upon the conversion of a Convertible Security is equal to the number of Common Shares received by the holder of the Convertible Security as a result of such conversion less the number of Common Shares which would have been received by the holder of the Convertible Security as a result of such conversion had the person converted the Convertible Security at $3.75 (subject to adjustment as described below) (the "Trigger Price"), multiplied by the sum of (i) the number of Common Shares then acquired by MEI Holdings pursuant to the Recapitalization Agreement and (ii) the number of Series F Shares then acquired by MEI Holdings in lieu of any Common Shares issuable under the Recapitalization Agreement (collectively, the "Holder Shares"), divided by the sum of (a) the total number of Common Shares issued and outstanding on the date of such conversion and (b) the total number of Series F Shares issued and outstanding on such date (such Common Shares and Series F Shares, collectively, the "Outstanding Shares"). The number of Common Shares issued to MEI Holdings in connection with the conversion or deemed conversion of any Debentures will be equal to the total number of Common Shares issued in connection with such conversion multiplied by a fraction, the numerator of which is the number of Holder Shares divided by the number of Outstanding Shares (with the quotient being the "Ratio") and the denominator of which is one minus the Ratio. The Trigger Price, the number of Holder Shares and the number and class of shares to be issued pursuant to the Warrant are subject to customary antidilution protections. Accordingly, the conversion of the 9% Debentures and 9.1% Debentures purchased by MEI Holdings pursuant to the Tender Offer and the conversion of 9% Debentures not purchased in the Tender Offer by the holders thereof entitled MEI Holdings to the issuance of an additional 3,730,583 Series F Shares and 233,449 Common Shares.

    POST-CLOSING ADJUSTMENT PROVISIONS. In connection with the Recapitalization Agreement, the parties agreed to certain assumptions as to various matters in valuing the equity of the Company as of June 5, 1996 at $88.0 million (including the $40.0 million initially invested by MEI Holdings). These assumptions included (i) that the Company had rights to develop Malibu and Mountasia family entertainment centers worldwide, subject to certain specified exceptions, (ii) that the Company would be successful in acquiring certain properties used in significant parks which were then subject to ground leases which would expire in the near future and acquiring certain facilities for prices not exceeding the specified purchase prices, (iii) that the Company's actual liability for litigation, legal compliance, environmental and certain other contingent liabilities as of the Closing Date did not, in the aggregate, exceed $1.5 million (the "Contingency Hurdle Amount"), (iv) that all of the Debentures would be converted into Common Shares on or before August 7, 1997 and will no longer be outstanding on August 7, 1998, (v) that the Company would obtain consents and waivers of certain third party registration rights, and (vi) that the Company's representations and warranties in the Investment Agreement are accurate. The Investment Agreement provides that, if any such assumption was, is or becomes incorrect in a manner adverse to the value of Company, MEI Holdings is entitled under the Post-Closing Adjustment Provisions to the issuance of additional Common Shares in recognition of the adverse impact on the mutually assumed equity value.

    Consistent with the parties' investment assumptions discussed above and in order to ensure that the Company would have unrestricted rights to develop its family entertainment centers ("FEC's"), MEI Holdings required the Company to reacquire at cost plus a time-value-of-money factor certain development rights which it previously sold to other entities to raise capital. Accordingly, in August 1996, the Company reacquired from entities in which Judy Demerau, the mother of L. Scott Demerau, a Director of the Company, has equity interests certain domestic development rights for $2.1 million (the Company had sold the development rights to such entity for $2.0 million in June 1995) and purchased land for development of an FEC for $800,000 (which was approximately the seller's cost basis in such land). Judy Demerau's interest in such transactions was approximately $1.25 million (which amount was equal to her total capital contribution to the entity), $250,000 of which was used to pay a promissory note given by Ms. Demerau as a down payment on the purchase of the land in March 1996. In addition, in August 1996, the Company reacquired the international development rights it had previously sold to another entity in which Ms. Demerau had an interest and settled certain claims of the entity against the Company relating thereto for $762,000. Ms. Demerau's interest through a 20% limited partnership interest in the entity in this transaction was approximately $152,000 (which amount represented a partial return of her investment in the limited partnership).

    MEI Holdings has informed the Company that it currently estimates that the amount of the Company's contingent liabilities as of the Closing Date exceeded the Contingency Hurdle Amount by at least $600,000. As a result, MEI Holdings believes it became entitled to 151,155 Common Shares and 47,143 Series F Shares. Such excess could be substantially higher. However, the ultimate amount of any adjustment thereunder cannot presently be ascertained. All determinations on the part of the Company with respect to the Post-Closing Adjustment Provisions are required to be made by Nonaffiliated Directors.

    COMPANY CALL OPTION. The Investment Agreement provided for the Company Call Option pursuant to which, for a period of three years from the Closing Date, the Company had the right to compel MEI Holdings to invest up to an additional $22.7 million to purchase Common Shares at a purchase price of $3.41 per share (subject to adjustment). The $3.41 per share initial exercise price under the Company Call Option is subject to adjustment so that it is equal to MEI Holdings' all-in effective net price per Common Share (after giving effect to MEI Holdings' antidilution protections, including valuation adjustments) for the Common Shares purchased by MEI Holdings in its initial $40.0 million investment ("MEI Holdings Base Price Per Share") but will in no event exceed $3.41 per share. In the event that Voting Right Approval is not obtained, the shares issuable upon exercise of the Company Call Option are Series F Shares. The Company has exercised its right to require MEI Holdings to invest $22.7 million pursuant to the Company Call Option. The Company has issued 9.0 million Series F Shares under the Company Call Option, however, the purchase price per share thereunder is subject to adjustment in which event MEI Holdings would be entitled to additional shares. The Company estimates that the final number of Company Shares issuable under the Company Call Option will be between 9.0 million and 9.7 million Company Shares (or $2.34 to $2.52 per share), or 10.6 million and 11.4 million Company Shares if Voting Right Approval is not given (or $1.99 to $2.14 per share).

    The Recapitalization Agreement provides that the Series F Shares issuable upon the Company's exercise of the Company Call Option are issuable at a 15% discount from the price at which they would otherwise be issued except that MEI Holdings is required to return the Series F Shares attributable to such discount if and when Voting Right Approval is obtained (provided Voting Right Approval is obtained by June 27, 1997). As of the Record Date, the Company had not issued the additional Series F Shares attributable to such discount, therefore, if Voting Right Approval is not obtained, the Company will be required to issue an additional approximately 1.6 million Series F Shares. In addition, unless and until Voting Right Approval has been obtained, if the Company is required to issue shares under the Post-Closing Adjustment Provisions or the Warrant and the issuance of Common Shares would result in MEI Holdings owning a majority of the Common Shares, the shares of capital stock of the Company issued under the Warrant or the Post-Closing Adjustment Provisions will be Series F Shares and will be issued at a 15% discount.

    SERIES F SHARES. Series F Shares are convertible into Common Shares after Voting Right Approval is given or under certain other circumstances. The terms of the Series F Shares were structured so that Series F Shares are substantially equivalent (except as to voting) to Common Shares. Accordingly, the holders of the Series F Shares will be entitled when, as and if declared by the Board, to dividends or other distributions payable or distributable on the date on which dividends or other distributions are so payable or distributable on or in respect of Common Shares, in an amount per Series F Share equal to the aggregate per share amount of all cash dividends and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Common Shares. If the Company declares any dividend or other distribution on Common Shares payable in Common Shares or any other capital stock of the Company having the right to vote in the election of directors on a regular basis ("Other Voting Shares"), then in each such case where Common Shares would have been payable, each holder of Series F Shares will be entitled to receive a number of additional Series F Shares equal to the number of Common Shares such holder would have received if all of such holder's Series F Shares had been converted into Common Shares as described below, and in each such case where shares of Other Voting Shares would have been payable, each holder of Series F Shares will be entitled to receive such number of shares of any series or class of Company capital stock as provides such holder all of the relative rights, preferences and powers, except voting rights, that the holder would have received as a holder of Common Shares if all of such holder's Series F Shares had been converted into Common Shares in accordance with the procedures described below. Subject to the prior and superior rights of the holders of any shares of any senior preferred stock, if the Company subdivides the outstanding Common Shares into a greater number of shares or combines the outstanding Common Shares into a reduced number of shares, then in each case the outstanding Series F Shares will also be subdivided or combined in the same proportion so that each Series F Share continues to be entitled to ten times the amount of dividends and distributions as each Common Share.

    Except as set forth in the terms of the Series F Shares or otherwise provided by law, holders of Series F Shares have no voting rights and their consent will not be required for taking any corporate action.

    On any liquidation, voluntary or otherwise, dissolution or winding up of the Company, the holders of Series F Shares will receive an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment and an aggregate amount per share equal to the aggregate amount to be distributed per share to holders of Common Shares. If the Company enters into any recapitalization, consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case Series F Shares will at the same time be similarly exchanged or changed into an amount per share equal to the aggregate amount of shares, securities, cash and/or any other property payable (payable in kind) into which or for which each Common Share is changed or exchanged.

    If the Company offers for subscription PRO RATA to the holders of its Common Shares any additional shares of stock of any class or any other right, then in each such case, the Company will give to the holders of Series F Shares the same notice and same opportunity to participate in such subscription offering, as if the Series F Shares had theretofore been converted into Common Shares. If the offer involves any right to acquire Common Shares or any Other Voting Shares, and the Series F Shares are not then convertible into Common Shares as described below, then if the offer involves Common Shares, the Company will give the holders of Series F Shares the right to acquire a Series F Share for each Common Share such holder would otherwise have had the right to acquire at a price per share which would have applied to the Common Shares reduced by 15% and, if the offer involves Other Voting Shares, the Company will give the holders of Series F Shares the right to acquire such number of shares of any series or class of the Company Shares at such price and on such other terms as will provide such holder all of the relative rights, preferences and powers, except for voting rights, that the holder would have received if all of such holder's Series F Shares had been converted into Common Shares as described below.

    The holders of Series F Shares have the right to convert each Series F Share into Common Shares at any time after the Voting Right Approval is given. Regardless of whether Voting Right Approval is given, holders of Series F Shares will have the right at any time to convert each Series F Share into a Common Share under any of the following circumstances: (i) as long as the Series F Shares to be converted are beneficially owned by a person, entity or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, a "Person"), other than and which does not include MEI Holdings or any "affiliate" (within the meaning of Rule 12b-2 under the Exchange Act) of MEI Holdings (collectively, the "MEI Holdings Group") unless as of the time of transfer of

Series F Shares by any member of the MEI Holdings Group to any Person who or which is not a member of the MEI Holdings Group, both (a) the restrictions set forth in the Standstill Agreement continue to apply to limit ownership by MEI Holdings to less than a majority of the total voting power (based upon the aggregate number of votes which may be cast in the election of directors) and
(b) such Person, after giving effect to such transfer, would be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of a majority of the shares of capital shares of the Company entitled to vote generally in the election of members of the Board (any such shareholder, a "Controlling Shareholder"); (ii) by any member of the MEI Holdings Group, so long as after giving effect to such conversion, the MEI Holdings Group, taken as a whole would not be a Controlling Shareholder; or (iii) with the approval of a majority of the Unaffiliated Directors.

    Series F Shares rank junior to all senior preferred shares which may be issued from time to time as to the payment of dividends or other distributions or upon liquidation, dissolution or winding-up unless the terms of any such series provide otherwise.

    SERIES G SHARES. The terms of the Series G Shares are the same as the terms of the Series F Shares except that Series G Shares (i)have a liquidation preference equal to the amount received by the Company for their issuance, and
(ii)have a dividend rate of 7% per annum with unpaid dividends to accrue but be payable only at such time as dividends are declared and paid on the Common Shares. Dividends accrued but not declared will be lost upon conversion of the Series G Shares into Common Shares. The Company does not presently expect that any dividends will actually be paid on the Series G Shares. If MEI Holdings' Base Price Per Share at the time of the conversion of the Series G Shares is not determinable or is later determined to be different than it was at the time of such conversion and, in either case, is higher than $2.26, then MEI Holdings will return to the Company such number of Common Shares as is necessary so that the number of Common Shares into which the Series G Shares are converted is equal to the number of Common Shares into which the 10% Debentures would have been convertible if their conversion price had been equal to MEI Holdings' Base Price Per Share.

    REGISTRATION RIGHTS AGREEMENT. The Company Shares acquired or to be acquired by MEI Holdings pursuant to the Recapitalization Agreement (including the Company Call Option, the Post-Closing Adjustments and the Warrant) are "restricted securities" as that term is defined in Rule 144 of the Securities Act. Consequently, resales of such securities by MEI Holdings which are not registered under the Securities Act are subject to the timing, volume and other limitations of Rule 144. Pursuant to the Investment Agreement, MEI Holdings has the right to require the Company to register for sale to the public under the Securities Act (each a "Demand Registration") all or a portion (but not less than 5%) of the Company Shares, including any Common Shares or Debentures (or capital stock into which the Debentures are convertible) acquired by MEI Holdings pursuant to the Tender Offer or otherwise. MEI Holdings is entitled to five Demand Registrations and has the right to participate in other registrations by the Company of its equity securities (a "Piggyback Registration"). The Company has agreed to pay the registration expenses of MEI Holdings in connection with any Demand or Piggyback Registration.

    STANDSTILL AGREEMENT; REPRESENTATION ON THE BOARD. MEI Holdings has the right to designate representatives to the Board, including the right to designate the Chairman of the Board. The number of MEI Holdings' designees is to be proportional to MEI Holdings' beneficial ownership of the outstanding securities entitled to vote in the election of Directors of the Company ("Voting Securities") in relation to the total outstanding Voting Securities, except (i) that for so long as MEI Holdings owns more than 10% of the outstanding Voting Securities of the Company, MEI Holdings is entitled to designate two Directors,
(ii) in no event is the Company required to take any action that would result in the number of MEI Holdings' designees exceeding more than one less than a majority of the Board, and (iii) so long as the number of Directors is between seven and 14, the number of MEI Holdings' designees are not to exceed 40% of the total number of Directors. The foregoing restrictions will, however, terminate if Voting Right Approval is given. In addition, the Standstill Agreement provides that, for so long as MEI Holdings holds more than 10% of the Company's total outstanding voting securities, the Board will ensure that at least one Director designated by MEI Holdings is a member of each committee of the Board and such Director may designate an alternate Director to act in his or her stead.

    Pursuant to the Standstill Agreement, MEI Holdings agreed not to acquire beneficial ownership of any Voting Securities, except as contemplated by the Recapitalization Agreement, if after such acquisition MEI Holdings would beneficially own Voting Securities having the right to 50% or more of the aggregate number of votes which may be cast by the holders of the Voting Securities unless such acquisition received the prior approval of the Nonaffiliated Directors. In connection with MEI Holdings' agreement to fund the redemption of the 10% Debentures and the Tender Offer, the Company and MEI Holdings amended the Standstill Agreement to permit MEI Holdings to purchase Common Shares and Purchased Debentures pursuant to the Tender Offer. As so amended, Common Shares purchased in the Tender Offer or upon conversion of the Purchased Debentures are subject to the Voting Restrictions.

    The restrictions on MEI Holdings under the Standstill Agreement do not restrict sales of Company Shares by MEI Holdings and terminate after ten years or, if earlier, upon the occurrence of certain events, including (i) if any Person (other than MEI Holdings or its affiliates) announces an intention to commence a tender offer for more than 10% of the Voting Securities or the Company enters into an agreement (including an agreement in principle) providing for a merger or other business combination transaction involving the Company and
(ii) MEI Holdings' acquisition, pursuant to the Investment Agreement, the Warrant, the Company Call Option or the conversion of Series F Shares or Series G Shares into Common Shares, of Common Shares or such other Voting Securities representing a majority of the total voting power of the Company. Accordingly, the Standstill Agreement will terminate if shareholders approve Proposal I. Subject to certain limitations, the Voting Restrictions and other limitations on Nonvoting Shares do not apply to any assignee of MEI Holdings.

    SHAREHOLDER AGREEMENTS. In connection with the Recapitalization, each of L. Scott Demerau and Julia E. Demerau agreed with the Company that they will not sell the Common Shares beneficially owned by them prior to June 30, 1998, except following the disposition by MEI Holdings of at least 25% of the Common Shares beneficially owned by it at the time of its initial investment in the Company as to a like percentage of their holdings of Common Shares and except in certain other limited circumstances.

    L. Scott Demerau, the Company's founder, and his spouse beneficially own 1.7 million Common Shares (5.9% of the Common Shares outstanding on the Record
Date). In connection with the Recapitalization, Mr. and Ms. Demerau agreed with the Company that they will vote the 1.7 million Common Shares beneficially owned by them in favor of Proposal I.

    BACKSTOP RIGHT. MEI Holdings has agreed to exercise all rights to purchase Common Shares issued to it in connection with rights offerings to all shareholders meeting certain conditions and, if the rights offered by the Company are non-assignable, MEI Holdings has agreed to acquire any and all Common Shares not purchased by distributees of such unexercised rights. MEI Holdings will not be obligated to pay more than $30.0 million for the exercise of all such rights and such purchases.

    INDEMNIFICATION. The Company has agreed to indemnify and hold harmless MEI Holdings and each of its affiliates and associates (each as defined in Rule 405 of the Securities Act) and their respective partners, officers, directors, employees, attorneys, advisors and agents and any person controlling, controlled by or in common control with any of the foregoing ("Indemnified Parties") from and against all losses, claims, liabilities, damages, costs (including without limitation attorneys' fees and expenses) and expenses or actions in respect thereof or arising out of any actual or threatened claim against such Indemnified Party by a person or entity related to or arising out of or in connection with the Investment Agreement, the Warrant, the Standstill Agreement, the Redemption Agreement, the Tender Offer or any other agreement prepared and delivered in connection with the transactions contemplated thereby or any actions taken by any Indemnified Party in connection with the transactions contemplated thereby (collectively, "Transactional Losses"), except that the Company will not be liable to any Indemnified Party for any Transactional Losses to the extent such Transactional Losses resulted primarily from such Indemnified Parties' material breach of the Investment Agreement or the Redemption Agreement or a misstatement or omission contained in a report filed by such Indemnified Party pursuant to the Exchange Act unless such misstatement or omission relates to information furnished or confirmed by or on behalf of the Company. The Company has also agreed to indemnify and hold harmless each Indemnified Party from and against any loss, damage or expense (including, without limitation, reasonable attorneys' and accountants' fees and charges) suffered, directly or indirectly, as a result of any inaccuracy in or breach of any of the representations, warranties, covenants or agreements of the Company in the Investment Agreement, the Redemption Agreement or any other document contemplated by the Investment Agreement, or any inaccuracy or misrepresentation by the Company or any subsidiary of the Company in any document, certificate or affidavit delivered by the Company at the closing under the Investment Agreement. Notwithstanding the foregoing, no Indemnified Party is entitled to indemnification with respect to any claims for breaches of representations and warranties until the aggregate amount of all such losses, damages or expenses (other than Transactional Losses) suffered by the Indemnified Parties in the aggregate exceeds $100,000 ("Threshold"), whereupon the Indemnified Parties will be entitled to indemnification from the Company for the full amount of all such losses (other than Transaction Losses) up to an aggregate total amount of $40.0 million ("Cap"). The Threshold and the Cap do not apply with respect to any loss relating directly or indirectly to claims of any nature relating to claims (i) relating to, resulting from or arising out of any breach of any covenant or agreement under the Investment Agreement or the Redemption Agreement or in any other document contemplated thereby or (ii) against any Indemnified Party made by or on behalf of any director or officer for the Company or any of its subsidiaries. MEI Holdings has indemnified the Company's Indemnified Parties on terms similar to the Company's indemnification of MEI Holdings' Indemnified Parties for breaches of MEI Holdings' representations, warranties and covenants contained in the Investment Agreement and such indemnification is subject to the Threshold and the Cap.

    MANAGEMENT SHARES. Pursuant to the Recapitalization Agreement, the Company sold 2.1 million Common Shares to key management personnel selected by the Compensation Committee of the Board (the "Management Shares") at $2.6625 per share, which price was the average of the closing prices of the Common Shares for the 10 trading days immediately preceding the sale date. Each such purchaser was required to surrender all options to acquire Common Shares held by him or her. The initial participants surrendered options to acquire an aggregate of 791,680 Common Shares at a weighted average exercise price of $3.93 per share.

    Initially, all Management Shares are restricted such that they are not subject to alienation or transfer by the participant and are subject to the Company's repurchase option as set forth below. The Management Shares vest, thereby becoming unrestricted shares, at a rate of 1/48th per month, provided the participant remains in the continuous full-time employment of the Company. If a participant's employment with the Company is terminated within five years of the acquisition of such shares, the Company has the right to repurchase from the participant, and the participant has the right to sell to the Company, all of the participant's Management Shares which have not vested. If the participant is terminated without cause, the per share purchase price to be paid by the Company upon such repurchase will be equal to the initial per share purchase price of such shares (plus accrued interest). If the participant is terminated with cause or voluntarily terminates his or her own employment, the per share purchase price to be paid by the Company upon such repurchase will be equal to the lesser of (i) the average of the closing price on the principal securities market on which the Common Shares are then included for each of the 15 trading days immediately preceding the date on which the participant's employment is terminated and (ii) the initial purchase price for such shares (plus accrued interest).

    To finance the purchase of the Management Shares, the Company made available to each participant a five-year recourse loan bearing interest initially at 7.5% per annum and escalating to 8.5% per annum secured by the Common Shares acquired thereby. If a participant's employment with the Company is terminated within five years of the acquisition of such shares, or if the participant otherwise defaults on the loan, then the entire balance due under such participant's financing becomes due and payable. To secure payment of the loan, each participant entered into a pledge agreement with the Company pursuant to which all of the Management Shares acquired by the participants have been pledged to the Company. The Management Shares will be released from pledge upon payment in full of the entire amount due under the loan. If a participant's employment with the Company is terminated, as set forth above, any repurchase by the Company of Management Shares will result in a reduction in the amount owing by such participant under the loan by the applicable amount.

    A total of 2.1 million Management Shares were sold to 19 key employees, four of whom were at the time executive officers of the Company (but are no longer serving as such) for $5,573,499, including L. Scott Demerau (750,000 shares for $1,996,875) and Julia E. Demerau (108,333 shares for $288,437). Mr. Demerau is the founder of the Company and was its Chairman and Chief Executive Officer until November 1996; he is presently a Director of the Company and is responsible for oversight of the Company's acquisition and development functions. Ms. Demerau was an Executive Vice President of the Company until November 1996; she is presently a Director and consultant to the Company. See "Proposal III--Approval of Incentive Plan" for a discussion of the Incentive Plan proposed for management personnel.

                      PROPOSAL II--APPROVAL OF NAME CHANGE

    The Board has approved, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to change the name of the Company to "Malibu Entertainment Worldwide, Inc." The Board believes that the adoption of a new name will signify and be more consistent with the Company's new business plan and focus. The change in the Company's name is not expected to change the Company's AMEX trading symbol ("MBE"). The Board may determine to withdraw Proposal II from consideration at the Annual Meeting, or if approved by shareholders, may determine not to proceed with the name change, if further investigation reveals that the name "Malibu Entertainment Worldwide, Inc." may not be reasonably available for use by the Company.

                    PROPOSAL III--APPROVAL OF INCENTIVE PLAN

INTRODUCTION

    The Board has approved the Incentive Plan, subject to shareholder approval. The Incentive Plan is designed to attract and retain qualified officers and other key employees of the Company. The Incentive Plan authorizes the grant of options to purchase Common Shares ("Option Rights"), stock appreciation rights ("Appreciation Rights"), restricted shares ("Restricted Shares"), deferred shares ("Deferred Shares"), performance shares ("Performance Shares") and performance units ("Performance Units"). The Compensation Committee of the Board or a subcommittee thereof comprised of disinterested directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (the "Committee") will administer the Incentive Plan and determine to whom Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof. The following summary of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, attached hereto as Annex A.

TERMS OF THE INCENTIVE PLAN

    SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE INCENTIVE PLAN. Subject to adjustment as provided in the Incentive Plan, the number of Common Shares that may be issued or transferred and covered by outstanding awards granted under the Incentive Plan will not exceed 4.0 million, which may be shares of original issuance or treasury shares or a combination thereof. Officers, including officers who are members of the Board, and other key employees of and consultants to the Company and its subsidiaries ("Participants") may be selected by the Committee to receive benefits under the Incentive Plan. Persons employed on a full-time basis by MEI Holdings or any affiliate thereof (other than the Company and its affiliates) are not eligible for grants under the Incentive Plan.

    OPTION RIGHTS. The Committee may authorize the grant of Option Rights that entitle the optionee to purchase Common Shares at a price equal to or greater or less than market value on the date of grant, and the Option Rights may be conditioned on the achievement of specified performance objectives ("Management Objectives"). Subject to adjustment as provided in the Incentive Plan, no participant will be granted Option Rights and Appreciation Rights, in the aggregate, for more than 500,000 shares during any calendar year. The Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, unrestricted Common Shares, (iii) with any other legal consideration the Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. A grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the Common Shares to which the exercise relates if there is then a public market for the Common Shares. A grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for Common Shares or any other noncash consideration authorized under the Incentive Plan, except that the term of any reload option right may not extend beyond the term of the Option Right originally exercised. The Committee has the authority to specify at the time Option Rights are granted that Common Shares will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the Incentive Plan does not require any such holding period and would permit immediate sequential exchanges of Common Shares at the time of exercise of Option Rights.

    Option Rights granted under the Incentive Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Option Rights that are not intended to so qualify. Any grant may provide for the payment of dividend equivalents to the optionee) on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price.

    No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagement of consulting services by, the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

    APPRECIATION RIGHTS. Appreciation Rights granted under the Incentive Plan may be either free-standing Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights or any similar rights granted under any other plan of the Company. An Appreciation Right represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100%, between the base price per Common Share in the case of a free-standing Appreciation Right, or the option price of the related Option Right or similar right in the case of a tandem Appreciation Right, and the market value of the Common Shares on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right or similar right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must specify a base price, which may be equal to or greater or less than the fair market value of a Common Share on the date of grant, must specify the period of continuous employment, or continuous engagement of consulting services, that is necessary before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than ten years from the date of grant. Successive grants of free-standing Appreciation Rights may be made to the same participant regardless of whether any free-standing Appreciation Rights previously granted to the participant remain unexercised. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, Common Shares or a combination thereof and may (i) either grant to the recipient or retain in the Committee the right to elect among those alternatives or (ii) preclude the right of the participant to receive, and the Company to issue, Common Shares or other equity securities in lieu of cash. In addition, any grant may specify that the Appreciation Right may be exercised only, or accelerated, in the event of a change in control of the Company. Subject to adjustment as provided in the Incentive Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 500,000 shares during any calendar year. The Committee may condition the award of Appreciation Rights on the achievement of one or more Management Objectives and may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

    RESTRICTED SHARES. An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant, as the Committee may determine. The Committee may condition the award on the achievement of specified Management Objectives.

    Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or other salaried employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee on the date of grant. The Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event. Subject to adjustment as provided in the Incentive Plan, no participant will be granted Restricted Shares and Deferred Shares, in the aggregate, for more than 500,000 shares during any calendar year.

    DEFERRED SHARES. An award of Deferred Shares constitutes an agreement by the Company to deliver Common Shares to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the Deferral Period (as defined in the Incentive Plan) as the Committee may specify. During the Deferral Period, the participant has no right to transfer any rights covered by the award and no right to vote the shares covered by the award. On or after the date of any grant of Deferred Shares, the Committee may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional Common Shares. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant.

    Deferred Shares must be subject to a Deferral Period, as determined by the Committee on the date of grant, except that the Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event. The Committee may condition the award of Deferred Shares on the achievement of one or more Management Objectives. Subject to adjustment as provided in the Incentive Plan, no participant shall be granted Restricted Shares and Deferred Shares, in the aggregate, for more than 500,000 shares during any calendar year.

    PERFORMANCE SHARES AND PERFORMANCE UNITS. A Performance Share is the equivalent of one Common Share, and a Performance Unit is the equivalent of $10.00. A participant may be granted any number of Performance Shares or Performance Units, which shall be specified in any such grant. The participant will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The specified Performance Period may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement will also be established by the Committee. If the participant has not achieved the Management Objectives but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Shares or Performance Units which shall be specified in any such grant. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Committee in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

    Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed or with respect to which the participant provides consulting services. The Committee may adjust any Management Objectives and the related minimum level of acceptable achievement if, in its judgment, transactions or events have occurred after the date of grant that are unrelated to the participant's performance and result in distortion of the Management Objectives or the related minimum level of acceptable achievement. During any calendar year, no participant may be granted Performance Shares and Performance Units having an aggregate value as of their respective dates of grant in excess of the value of 50,000 Common Shares (subject to adjustment as provided in the Incentive Plan).

    TRANSFERABILITY. No Option Right, Appreciation Right or other "derivative security" within the meaning of Rule 16b-3 under the Exchange Act ("Rule 16b-3") is transferable by a participant except by will or the laws of descent and distribution. Option Rights and Appreciation Rights may not be exercised during a participant's lifetime except by the participant or, in the event of the participant's incapacity, by the participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular awards under the Incentive Plan so long as such provisions will not disqualify the exemption for other awards under Rule l6b-3, if such rule is then applicable to awards under the plan.

    The Committee may specify at the date of grant that all or any part of Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Incentive Plan with respect to Restricted Shares, shall be subject to further restrictions on transfer.

    ADJUSTMENTS. The maximum number of shares that may be issued or transferred under the Incentive Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto and the number of shares covered by outstanding grants of Deferred Shares and Performance Shares are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spinoffs, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events. In the event of any such transaction or event, the Committee may in its discretion provide in substitution for any or all outstanding awards under the Incentive Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the Incentive Plan and the number of shares permitted to be covered by awards granted under the plan to any one participant during any calendar year.

    ADMINISTRATION AND AMENDMENTS. The Committee must consist of not less than two members who are "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. In connection with its administration of the Incentive Plan, the Committee is authorized to interpret the Incentive Plan and related agreements and other documents. The Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Incentive Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant's right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant.

    The Incentive Plan may be amended from time to time by the Committee, but without further approval by the shareholders of the Company no such amendment may (i) increase the aggregate number of Common Shares that may be issued or transferred and covered by outstanding awards or increase the number of shares which may be granted to any participant in any calendar year or (ii) otherwise cause Rule l6b-3 to cease to be applicable to the Incentive Plan or otherwise cause any award under the Incentive Plan to cease to qualify for the performance based exception to Section 162(m) of the Code.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    In general, (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted, (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise, and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

    No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If Common Shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.

    No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any nonrestricted Common Shares, received pursuant to the exercise.

    A recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under
Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

    No income generally will be recognized upon the grant of Deferred Shares. The recipient of a grant of Deferred Shares generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted Common Shares on the date that the Deferred Shares are transferred to him or her, reduced by any amount paid by him or her, and the capital gains or loss holding period for the Deferred Shares will also commence on that date.

    No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Shares received.

    In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under
Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation and (ii) any applicable reporting obligations are satisfied.

                       PROPOSAL IV--ELECTION OF DIRECTORS

BOARD OF DIRECTORS

    The management of the Company is under the direction of the Board. The Board held 20 meetings during 1996. Each Director attended at least 75% of the meetings of the Board held while he or she was a director, and each Director appointed to serve on one or more committees of the Board attended at least 75% of the meetings of such committee or committees held while he or she was a member thereof.

    In February 1997, the number of Directors was reduced to six, two designees of MEI Holdings, (Robert A Whitman and Richard M. FitzPatrick), two Nonaffiliated Directors (William M. Kearns, Jr. and Bert W. Wasserman) and one employee-Director (L. Scott Demerau), and one consultant to and former employer of the Company (Julia E. Demerau). If Proposal I is approved by shareholders, the number of Directors will be increased to nine, and three additional designees of MEI Holdings, (Daniel A. Decker, Donald J. McNamara and James T. Hands) will be added to the Board. If the nominees become unavailable for any reason or should a vacancy occur before the election, the Board may substitute another person as a nominee, subject to the terms of the Recapitalization Agreement.

    The following is certain information regarding the five current members of the Board.

    L. Scott Demerau, 35, was a founder of the Company and was the Chief Executive Officer and President of the Company from its inception in 1991 until November 1996 and served as the Chairman of the Board from 1991 to August 1996. He served in similar capacities with the Company's predecessors since 1986. Mr. Demerau is presently responsible for oversight of the Company's development and acquisitions activities.

    Julia E. Demerau, 38, was a founder of the Company and has been a member of the Board since 1991. She served as an Executive Vice President from the Company's inception in 1991 until November 1996, and served in similar capacities with the Company's predecessors since 1986. She is currently a consultant to the Company.

    Richard M. FitzPatrick, 43, has been a member of the Board since August 1996 and has been the Chief Financial Officer of Hampstead since 1989. He is presently serving as interim Chief Financial Officer of the Company.

    William M. Kearns, Jr., 61, has been a member of the Board since January 1995. Since 1994, Mr. Kearns has served as President of W.M. Kearns & Co., Inc., a private investment company. From 1992 to 1994, Mr. Kearns served as an Advisory Director for Lehman Brothers. From 1984 to 1992, Mr. Kearns served as Managing Director, Corporate Finance for Lehman Brothers. Mr. Kearns serves on the Board of Directors of The Kuhlman Corporation, Selective Insurance Group, Inc., Consolidated Delivery & Logistics, Inc. and various privately held companies. Mr. Kearns also serves as a Senior Consultant to Furman Selz Inc., is a trustee of EQ Advisors Trust (Equitable Life Assurance Society of the U.S.) and is a member of the Executive Advisory Board of the William E. Simon School of Business of the University of Rochester.

    Bert W. Wasserman, 64, has been a member of the Board since January 1995. Mr. Wasserman served as the Executive Vice President and Chief Financial Officer from 1990 to 1994 and as a director from 1990 to 1993 of Time Warner Inc. From 1981 to 1991, Mr. Wasserman served as a member of the Office of the President and Board of Directors of Warner Communications, Inc. Mr. Wasserman served as a member of the National Advisory Board of Chemical Bank until March 1996. He currently serves as a member of the Board of Trustees of the Baruch School of the College of the City of New York, a director of various registered investment companies for which The Dreyfus Corporation acts as investment advisor, and a director of The New Germany Fund, Winstar Communications, Inc., IDT Corporation and Lillian Vernon Corporation.

    Robert A. Whitman, 43, has been the Chairman of the Board of the Company since August 1996, Chief Executive Officer of the Company since November 1996, and President and Co-Chief Executive Officer of Hampstead since 1991. Mr. Whitman also is a director of Wyndham and served as Chairman of the Board of Forum Group, Inc., a NASDAQ-traded operator of retirement communities, from 1993 until the sale of that company to Marriott International, Inc. in 1996.

    The following is certain information regarding the Additional MEI Designees.

    Daniel A. Decker, 43, has been a member of the Board since August 1996 and has been an Executive Vice President of The Hampstead Group, L.L.C. ("Hampstead") since 1990. Hampstead is an investment firm which formed MEI Holdings. Mr. Decker also is a director of Wyndham Hotel Corporation ("Wyndham"), a New York Stock Exchange ("NYSE") listed owner/operator of hotels.

    James T. Hands, 36, has been a member of the Board since August 1996 and has been a Vice President of Hampstead since 1993. Prior thereto, Mr. Hands was a consultant employed by Kenneth Leventhal & Co.

    Donald J. McNamara, 44, has been a member of the Board since August 1996 and has been the Chairman and Chief Executive Officer (or Co-Chief Executive Officer) of Hampstead since the founding of the firm in 1988. Mr. McNamara also is the Chairman of the Board and a director of Bristol and a director of FelCor Suite Hotels, Inc., and served as Chairman of the Board of the general partner of Forum Retirement Communities, L.P., an AMEX-listed owner of retirement communities, from 1993 to 1996.

BOARD COMMITTEES

    The Audit Review Committee of the Board is comprised of Richard M. FitzPatrick, William M. Kearns, Jr. and Bert W. Wasserman, with Mr. Wasserman presently serving as Chairman.

    The Compensation Committee of the Board is comprised of Richard M. FitzPatrick, William M. Kearns, Jr. and Bert W. Wasserman, with Mr. FitzPatrick serving as Chairman. If Daniel A. Decker is elected to the Board, he will take Mr. FitzPatrick's place as a member and Chairman of this Committee.

    The Board does not have a Nominating Committee.

    The Compensation Committee held one meeting in 1996. The Audit Review Committee held two meetings in 1996.

DIRECTOR COMPENSATION

    For their service as such, the Directors, other than Mr. Demerau and Ms. Demerau, are paid a fee of $30,000 per year, payable quarterly, plus fees of $1,000 for each special meeting attended in person and $750 for each telephonic special meeting attended and an annual fee of $5,000 for serving on Board committees, plus fees of $750 for each special committee meeting attended in person and $500 for each telephonic special committee meeting attended. Each of the MEI-designated Directors has waived his rights to such fees for 1996 and 1997 and does not presently expect to accept such fees thereafter (although they would qualify therefor). For service as a consultant, Ms. Demerau is entitled to $30,000 per year.

COMPENSATION COMMITTEE INSIDER PARTICIPATION

    Former Executive Vice President Julia E. Demerau was a member of the Compensation Committee until November 1996. Chief Financial Officer Richard M. FitzPatrick is currently a member of the Compensation Committee.

                   PROPOSAL V--RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

    The Board has appointed Arthur Andersen LLP as independent accountants to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. Shareholders are being asked to ratify this appointment at the Annual Meeting. Arthur Andersen LLP has served the Company in this capacity since 1995. The Company has been informed that neither Arthur Andersen LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company or has had any connection during the past three years with the Company in the capacity or promoter, underwriter, voting trustee, director, officer or employee.

    One or more representatives of Arthur Andersen LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    On September 11, 1995, Price Waterhouse LLP resigned as the Company's independent accountants. Such resignation was approved by the Board. Subsequent to its resignation, Price Waterhouse LLP informed the Company that the failure to resolve three issues relating to the Company's 1995 interim consolidated financial statements could constitute "disagreements" required to be reported under Item 304 of Regulation S-K of the Exchange Act. The Company considered the position of Price Waterhouse LLP on the three issues and revised its interim reports consistent with such position. A letter from Price Waterhouse LLP confirming resolution of the issues was filed as an exhibit to the Company's report on Form 8-K/A filed with the Securities and Exchange Commission on September 29, 1995. The Board and the Audit Review Committee did not discuss such issues with Price Waterhouse LLP. The Company has authorized Price Waterhouse LLP to respond fully to the inquiries of Arthur Andersen LLP, the Company's successor accountants. A fourth issue identified by Price Waterhouse LLP related to the accounting treatment of two strategic alliance agreements was not resolved with Price Waterhouse LLP due to the resignation of Price Waterhouse LLP. The Company subsequently engaged Arthur Andersen LLP as its independent accountants to replace Price Waterhouse LLP, and Arthur Andersen LLP's report on the financial statements for the fiscal year ended September 30, 1995 did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles.

                            COMPENSATION INFORMATION

PAYMENTS TO AFFILIATES OF MEI HOLDINGS

    Robert A. Whitman, currently the Chairman and Chief Executive Officer of the Company, did not receive any compensation for service in those capacities during 1996 and has agreed not to accept any compensation for such service through June 30, 1997. Thereafter, if applicable, the matter may be revisited but as of the date of this Proxy Statement there is no agreement or understanding with respect thereto. Richard M. FitzPatrick and James T. Hands, both of whom are employees of Hampstead, have worked substantially on a full-time basis on Company business since mid-1996. The Company paid $179,070 to Hampstead to reimburse it for salary and other costs of Messrs. FitzPatrick and Hands for such service during 1996, and pursuant to the Recapitalization Agreement reimbursed Hampstead for approximately $2.4 million of out-of-pocket costs incurred in its investments under the Recapitalization Agreement and in respect of the Tender Offer. Such payments were approved by the Nonaffiliated Directors.

COMPENSATION TABLES

    The following table sets forth the cash and non-cash compensation paid by the Company for services rendered during the fiscal years ended December 31, 1996 and September 30, 1995 and 1994 to its Chief Executive Officer and the three executive officers of the Company who received compensation in excess of $100,000 during such years (the "Named Executives"). Except for Robert A. Whitman, none of the Named Executives is currently an executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM COMPENSATION
                                                                                   -------------------------------------------------
                                                    ANNUAL COMPENSATION               AWARDS
                                           --------------------------------------  -------------                         PAYOUTS
                                                                    OTHER ANNUAL    RESTRICTED                       ---------------
      NAME AND PRINCIPAL                     SALARY       BONUS     COMPENSATION       STOCK        OPTIONS/SARS       LTIP PAYOUT
           POSITION               YEAR        ($)          ($)           ($)         AWARD(S)            (#)               ($)
------------------------------  ---------  ----------  -----------  -------------  -------------  -----------------  ---------------

Robert A. Whitman,............       1996         -0-         -0-            -0-           -0-              -0-               -0-
  Chief Executive Officer

L. Scott Demerau,.............       1996  $  205,909         -0-            -0-           -0-              -0-               -0-
  Former President and Chief         1995     198,651         -0-    $   156,741(b)         -0-             -0-               -0-
  Executive Officer                  1994     101,030         -0-        241,390(b)         -0-             -0-               -0-

Julia E. Demerau,.............       1996  $  147,170         -0-            -0-           -0-              -0-               -0-
  Former Exec. Vice President        1995     109,530         -0-    $   156,746(e)         -0-             -0-               -0-
                                     1994      94,242         -0-    $   241,389(e)         -0-             -0-               -0-

Gregory N. Waters,............       1996  $  150,000         -0-            -0-           -0-              -0-               -0-
  Former Exec. Vice President        1995         -0-         -0-            -0-           -0-              -0-               -0-
  and Chief Financial Officer        1994         -0-         -0-            -0-           -0-              -0-               -0-


                                  ALL OTHER
      NAME AND PRINCIPAL        COMPENSATION
           POSITION                  ($)
------------------------------  -------------
Robert A. Whitman,............           -0-
  Chief Executive Officer
L. Scott Demerau,.............   $   109,495(a)
  Former President and Chief         200,000(c)
  Executive Officer                      -0-
Julia E. Demerau,.............   $   388,640(d)
  Former Exec. Vice President        200,000(c)
                                         -0-
Gregory N. Waters,............   $   200,000(f)
  Former Exec. Vice President            -0-
  and Chief Financial Officer            -0-

------------------------

(a) Represents the payment of $100,000 for the surrender of options to purchase 379,260 Common Shares having an exercise price of and $9,495 for a car allowance.

(b) Includes repayment of a portion of the promissory note to Mr. Demerau issued in connection with the initial formation of the Company in 1991. It does not include payments during these periods in repayment of the promissory notes to Julia E. Demerau, Mr. Demerau's wife.

(c) Represents a fee paid in consideration for entering into a lock-up agreement in connection with an equity offering in November 1994.

(d) Represents the payment of $50,000 for the return of option to purchase 279,260 Common Shares, $325,000 for termination of an employment contract and $13,690 for a car allowance.

(e) Includes payment of a portion of the promissory note to Ms. Demerau issued in connection with the initial formation of the Company in 1991. It does not include payments during the periods in repayment of these promissory notes to L. Scott Demerau.

(f) Represents a severance payment of $200,000. An additional severance payment of $100,000 will be paid to Mr. Waters in 1997.

FISCAL YEAR 1996 STOCK OPTION GRANTS

    During 1996, stock options for 350,000, 250,000 and 100,000 were granted to
L. Scott Demerau, Julia E. Demerau and Gregory N. Waters, respectively, pursuant to the Company's existing incentive plan, but Mr. and Ms. Demerau surrendered all of their stock options pursuant to the Recapitalization Agreement and Mr. Waters surrendered all options held by him in connection with the termination of his employment. As a result thereof, as of the end of the fiscal year 1996 no options granted to Named Executives were outstanding. No grants of Stock Appreciation Rights were made during 1996 to any of the Named Executives.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board oversees three elements of executive compensation: base pay or salary, annual performance bonus and long-term compensation, which consists of the Company's existing incentive plan and the Incentive Plan, subject to shareholder approval. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, to reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term shareholder value of the Company, and to link individual executive compensation with the Company's overall performance. The Committee surveys other comparable companies and believes that the Company's current executive compensation is generally comparable to comparable companies.

    The salary paid to the Company's executives (other than Messrs. Whitman and FitzPatrick) is targeted to be competitive with related industry companies of similar size, taking into account the experience of individual officers. In general, the Committee attempts to fix base salaries at lower levels to emphasize result-oriented factors reflected in a bonus potential and the value of stock options. The Committee reviews salaries and pay ranges for its executives, and salaries may be increased based on the Committee's assessment of an individual's performance and contributions to the Company's goals.

    Each of former Chief Executive Officer L. Scott Demerau, former Executive Vice President Julia E. Demerau and former Executive Vice President and Chief Financial Officer Gregory N. Waters had an employment contract with the Company that provided for an annual base salary of $200,000, $150,000 and $150,000, respectively. In November 1996, the employment contract of each of Ms. Demerau and Mr. Waters was terminated, and severance payments of $325,000 and $300,000, respectively, were, or will be, paid by the Company.

    Following his resignation as Chief Executive Officer in November 1996, Mr. Demerau's employment contract was amended to reflect such resignation and his new position as president of a division of the Company that will focus on the new acquisitions and development of new concepts for the Company. Mr. Demerau's annual base salary under the amended employment contract is $200,000.

    Following the resignation of Mr. Waters and the change in Mr. Demerau's and Ms. Demerau's responsibilities, the Company did not have any executive officers whose annual rate of compensation exceeded $100,000. The Company is engaged in a search for permanent executive officers to replace such persons and expects to enter into such compensation agreements as the Committee determines to be appropriate in connection with hiring them.

    In order to aid in assuring the alignment of the interests of management with shareholder interests, the Recapitalization Agreement provided for the purchase of 2.1 million Management Shares by a total of 19 employees. See "Proposal I--The Recapitalization Agreement--Management Shares." Assuming the approval of the Incentive Plan, the Committee expects to commence the grant of options or other rights thereunder to existing employees and new hires. However, the Committee had made no determinations with respect thereto as of the date of this Proxy Statement.

                             COMPENSATION COMMITTEE
                        RICHARD M. FITZPATRICK, CHAIRMAN
                             WILLIAM M. KEARNS, JR.
                               BERT W. WASSERMAN

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In 1996, Judy Demerau, the mother of L. Scott Demerau (the founder of the Company and presently a Director and officer of the Company) received compensation totaling $81,730 in 1996 that was attributable to payments by the Company to her employer, Entertainment Realty Corp. ("ERC"). The payments to ERC by the Company were for services rendered by Judy Demerau and other employees of ERC in connection with locating sites for potential development by the Company. In August 1996, at MEI Holdings' request, the Company terminated its contract with ERC and hired Ms. Demerau directly at an annual compensation rate of approximately $125,000.

    In January through March 1996, the Company advanced $525,000 to L. Scott Demerau, and his spouse, Julia E. Demerau, in connection with the Company's proposed purchase of Mr. and Ms. Demerau's equity interests in two FEC's in Mallorca, Spain. The advance was refunded in April 1996 with interest at a rate of 10% after the Company determined not to proceed with such purchase.

    See "Proposal I--The Recapitalization Agreements" for a discussion of certain other relationships and related transactions and "--Compensation Tables" for a discussion of compensation received by Scott Demerau and Julia E. Demerau, including severance compensation payable to Julia E. Demerau.

    In August 1996, Mr. Demerau resigned as Chairman of the Board and in November 1996 Mr. Demerau resigned as President and Chief Executive Officer of the Company in order to devote his efforts exclusively to the Company's acquisition and development efforts. In November 1996, Julia E. Demerau resigned as Executive Vice President of the Company in order to devote more time to family commitments. Ms. Demerau was paid $325,000 in settlement of her then-existing employment contract and presently serves as a consultant to the Company at an annual rate estimated at $30,000.

    Each of the payments discussed in this section were approved by members of the Board who were not employees of the Company and had no interest therein.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MOUNTASIA ENTMT INTL INC        ENTERTAINMENT-500      S&P 500 INDEX
3-Nov-93                              $100                    $100              $100
Sep94                                  134                      93               102
Sep95                                  103                     122               133
Dec96                                   42                     123               173

                             SHAREHOLDER PROPOSALS

    Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, subject to regulations adopted by the Securities and Exchange Commission (the "SEC"). The Company presently intends to call the next annual meeting during April 1998. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to such annual meeting, they must be received by the Company not later than December 23, 1997. Such proposals should be addressed to the Secretary, Mountasia Entertainment International, Inc., 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding Common Shares, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file. Except as set forth below, to the Company's knowledge, based solely on review of those copies and written representations that no reports were required, the Company's directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements during 1996.

    Each Director of the Company during 1996, other than the Directors designated by MEI Holdings, failed to file on a timely basis required forms under Section 16(a) relating to option awards and/or the surrender of previously granted options relating thereto. The required filings have since been made. In addition, Gregory Waters, a Director and executive officer of the Company during a portion of 1996 who has since resigned all positions with the Company, failed to file required reports relating to the purchase of Common Shares in March 1996; such filing has since been made.

                       CERTAIN FORWARD-LOOKING STATEMENTS

    This Proxy Statement (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company, as well as assumptions made by and information currently available to the management of the Company. When used in this Proxy Statement, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations and results of operations of the Company and the success of the Company's business plan, including as a result of competitive factors and pricing pressures; general economic conditions; the failure of market demand for the types of entertainment opportunities the Company plans to provide in the future and for family entertainment in general to be commensurate with management's expectations or past experience availability, cost and terms of financing; impact of present and future laws; ongoing need for capital improvements; changes in operating expenses; adverse changes in governmental rules and policies; changes in demographics and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Accordingly, shareholders are cautioned not to place undue reliance on such forward-looking statements.

                             ADDITIONAL INFORMATION

    The Company's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the Commission (File No. 0-22458) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement.

    All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting will be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file with the Commission periodic reports and other information relating to its business, financial condition and other matters. The Company is required to disclose in such reports certain information, as of particular dates, concerning the Company's operating results and financial condition, its officers and directors, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters. These reports and other informational filings required by the Exchange Act should be available for inspection at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and also should be available for inspection and copying at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60611 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's Web site address, http://www.sec.gov. Copies of such material may be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Company may also be obtained at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

    A copy of the Company's 1996 Form 10-K Annual Report is being distributed to the shareholders together with this Proxy Statement.

    Copies of the documents by reference in this Proxy Statement which are not presented herein or delivered herewith (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein) are available, without charge, to any person, including any beneficial owner of capital stock of the Company, to whom this Proxy Statement is delivered upon written or oral request to Mountasia Entertainment International, Inc., 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202-4128, Attention: Secretary (telephone number (770) 442-6640). In order to ensure delivery of the documents prior to the Annual Meeting, requests should be received by March 31, 1997.

                                                                         ANNEX A

                      MALIBU ENTERTAINMENT WORLDWIDE, INC.
                            LONG-TERM INCENTIVE PLAN

    1. PURPOSE. The purpose of this Plan is to attract and retain qualified officers and other key employees of Malibu Entertainment Worldwide, Inc. (the "Company") and its Subsidiaries and to provide such persons with appropriate incentives. The Company has adopted the Plan effective as of April 28, 1997, and unless extended by amendment in accordance with the terms of the Plan, no Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units will be granted hereunder after the tenth anniversary thereof.

    2.  DEFINITIONS.  As used in this Plan,

    "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

    "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Compensation Committee of the Board, as described in
Section 14(a) of this Plan or a subcommittee thereof or, in the absence of a Compensation Committee or subcommittee, the full Board.

    "Common Shares" means (i) shares of the Common Stock, no par value per share, of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in
Section 10 of this Plan.

    "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares becomes effective, which will not be earlier than the date on which the Committee takes action with respect thereto.

    "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

    "Deferred Shares" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

    "Free-standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

    "Incentive Stock Option" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

    "Management Objectives" means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Restricted Shares, Deferred Shares, Option Rights or Appreciation Rights. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the

Code (or any successor provision) will be limited to specified levels of or growth in: (i) return on invested capital; (ii) return on equity; (iii) return on assets; (iv) earnings per share; and/or (v) market value per share.

    Except in the case of such a covered employee, if the Company determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

    "Market Value per Share" means the fair market value of the Common Shares as determined by the Committee from time to time.

    "Nonqualified Option" means an Option Right that is not intended to qualify as a Tax- qualified Option.

    "Optionee" means the person so designated in an agreement evidencing an outstanding Option Right.

    "Option Price" means the purchase price payable upon the exercise of an Option Right.

    "Option Right" means the right to purchase Common Shares from the Company upon the exercise of a Nonqualified Option or a Tax-qualified Option granted pursuant to Section 4 of this Plan.

    "Participant" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of or a consultant to the Company or any Subsidiary or (ii) has agreed to commence serving in any such capacity. Notwithstanding the foregoing, persons who are employed on a full-time basis by any affiliate (other than the Company and its affiliates) of MEI Holdings, L.P. will not be participants hereunder; and

    "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

    "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

    "Performance Unit" means a bookkeeping entry that records a unit equivalent of $10.00 awarded pursuant to Section 8 of this Plan.

    "Reload Option Rights" means additional Option Rights automatically granted to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

    "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

    "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule to the same effect.

    "Spread" means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

    "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

    "Tandem Appreciation Right" means an Appreciation Right granted pursuant to
Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Company.

    "Tax-qualified Option" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

    3. SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 10 of this Plan, the number of Common Shares which may be (i) issued or transferred upon the exercise of Option Rights or Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture thereof or Deferred Shares, or (iii) issued or transferred in payment of Performance Shares or Performance Units that have been earned, shall not in the aggregate exceed 4,000,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For the purposes of this Section 3(a):

           (i) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will again be available for issuance or transfer hereunder; and

           (ii) Upon the full or partial payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there will be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Company less the number of Common Shares so transferred or relinquished.

        (b) Notwithstanding anything in Section 3(a) hereof, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of the Incentive Stock Options will not exceed the total number of Common Shares first specified in Section 3(a) hereof.

        (c) The number of Performance Units that may be granted under this Plan will not in the aggregate exceed 4,000,000. Performance Units that are granted under this Plan and are paid in Common Shares or are not earned by the Participant at the end of the Performance Period will be available for future grants of Performance Units hereunder.

        (d) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive awards of Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $500,000.

        (e) Notwithstanding any other provision of this Plan to the contrary, no Participant may be granted Option Rights and Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year, subject to adjustment as provided in Section 10 of this Plan.

        (f) Notwithstanding any other provision of this Plan to the contrary, no Participant may be granted Restricted Shares and Deferred Shares, in the aggregate, for more than 500,000 Common Shares during any calendar year, subject to adjustment as provided in Section 10 of this Plan.

    4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Each grant will specify the number of Common Shares to which it pertains.

        (b) Each grant will specify an Option Price per Common Share, which may be equal to or greater or less than the Market Value per Share on the Date of Grant.

        (c) Each grant will specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under
    Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan, and (iv) any combination of the foregoing.

        (d) Any grant of a Nonqualified Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer will apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

        (e) Any grant may, if there is then a public market for the Common Shares, provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

        (f) Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(c) and (d) above; provided, however, that the term of any Reload Option Right shall not extend beyond the term of the Option Right originally exercised.

        (g) Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.

        (h) Each grant will specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Optionee by the Company or any Subsidiary that are necessary before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other similar transaction or event.

        (i) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-qualified Options or combinations thereof.

        (j) Any grant of an Option Right may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Committee may provide that any dividend equivalents shall be credited against the Option Price.

        (k) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

        (l) Each grant shall be evidenced by an agreement, which will be executed on behalf of the Company by any officer thereof or any member of the Committee and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

    5. APPRECIATION RIGHTS. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount, which will be determined by the Committee and will be expressed as a percentage (not exceeding 100%) of the Spread at the time of the exercise of an Appreciation Right. Any grant of Appreciation Rights under this Plan will be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Company in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Common Shares or other equity securities in lieu of cash.

        (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

        (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

        (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

        (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

        (f) Each grant will be evidenced by an agreement, which will be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and will describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

        (g) Regarding Tandem Appreciation Rights only: Each grant will provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

        (h) Regarding Free-standing Appreciation Rights only:

           (i) Each will specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which will be equal to or greater than the Market Value per Share on the Date of Grant;

           (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised;

           (iii) Each will specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Participant by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof becomes exercisable; and any grant may provide for the earlier exercise of the Free-standing Appreciation Rights in the event of a change in control of the Company or other similar transaction or event; and

           (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

    6. RESTRICTED SHARES. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

        (c) Each grant or sale will provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

        (d) Each grant or sale will provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

        (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

        (f) Each grant or sale will be evidenced by an agreement, which will be executed on behalf of the Company by an officer thereof or a member of the Committee and delivered to and accepted by the Participant and will contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power endorsed in blank by the Participant with respect to the Restricted Shares, will be held in custody by the Company until all restrictions thereon lapse.

    7. DEFERRED SHARES. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Each grant or sale will constitute the agreement by the Company to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

        (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

        (c) Each grant or sale will provide that the Deferred Shares covered thereby will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of the Deferral Period in the event of a change in control of the Company or other similar transaction or event.

        (d) During the Deferral Period, the Participant will not have any right to transfer any rights under the subject award, will not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

        (e) Each grant or sale will be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof or member of the Committee and delivered to and accepted by the Participant and will contain such terms and provisions as the Committee may determine consistent with this Plan.

    8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants of Performance Shares and Performance Units, which will become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

        (b) The Performance Period with respect to each Performance Share or Performance Unit will be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

        (c) Each grant will specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed or with respect to which the Participant provides consulting services.

        (d) Each grant will specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

        (e) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that will have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

        (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

        (g) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

        (h) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

        (i) Each grant shall be evidence by an agreement, which shall be executed on behalf of the Company by any officer thereof or member of the Committee and delivered to and accepted by the Participant and will contain such terms and provisions as the Committee may determine consistent with this Plan.

    9. TRANSFERABILITY. (a) No Option Right, Appreciation Right or other derivative security (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights and Appreciation Rights granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee may provide for the transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3, if such Rule is then applicable to awards under the Plan.

        (b) Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares or in payment of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
    Section 6 of this Plan, will be subject to further restrictions upon transfer.

    10. ADJUSTMENTS. (a) The Committee may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, the Option Prices per Common Share or Base Prices per Common Share applicable to any such Option Rights and Appreciation Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or similar change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum numbers of Common Shares specified in Section 3 of this Plan as the Committee may determine to be appropriate in order to reflect any transaction or event described in this Section 10.

        (b) If another corporation is merged into the Company or the Company otherwise acquires another corporation, the Committee may authorize the Company to assume under this Plan any or all outstanding stock options or other awards granted by such corporation under any stock option or other plan adopted by it prior to such acquisition. Such assumptions shall be on such terms and conditions as the Committee may determine; provided, however, that the awards as so assumed do not contain any terms, conditions or rights that are inconsistent with the terms of this Plan. Unless otherwise determined by the Committee, such awards will not be taken into account for purposes of the limitations contained in Section 3 of this Plan.

    11. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

    12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it will be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include voluntary or mandatory relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

    13. CERTAIN TERMINATIONS OF EMPLOYMENT OR CONSULTING SERVICES, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Company, termination of employment or consulting services to enter public or military service with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9(b) of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

    14. ADMINISTRATION OF THE PLAN. (a) This Plan will be administered by the Compensation Committee, which will be composed of not less than two members of the Board, or, in the absence of a Compensation Committee, by the full Board, each of whom shall be a "disinterested director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, will be the acts of the Committee.

        (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, will be final and conclusive. No member of the Committee will be liable for any such action taken or determination.

    15. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee; provided, however, except as expressly authorized by this Plan, no such amendment will increase the maximum number of Common Shares or Restricted Shares specified in Section 3(a) hereof, increase the maximum number of Performance Units specified in Section 3(c) hereof, increase the numbers of Common Shares specified in Sections 3(d) and 3(e) hereof, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3 or otherwise cause any award under the Plan to cease to qualify for the performance-based exception to Section 162(m) of the Code, without the further approval of the shareholders of the Company.

        (b) As provided in the applicable agreement or with the concurrence of the affected Participant, the Committee may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares as had been covered by the cancelled Option Rights or other award, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled Option Rights or other award not been granted.

        (c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

        (d) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

        (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-qualified Option from so qualifying, any such provision will be null and void with respect to any such Option Right; provided, however, that any such provision will remain in effect with respect to other Option Rights, and there will be no further effect on any provision of this Plan.

        (f) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the shareholders of the Company will be null and void if it is subsequently determined that such approval was required in order for this Plan to satisfy the applicable conditions of Rule 16b-3.

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 The undersigned hereby appoints Robert A. Whitman, Daniel A. Decker and William M. Kearns, Jr., and each of them, jointly and severally and with full power of substitution and resubstitution, as proxies of the undersigned, to represent and to vote as designated below and in accordance with their judgment all shares of Common Stock of Mountasia Entertainment International, Inc. (the "Company") held of record by the undersigned as of March 25, 1997 at the Company's annual meeting of shareholders and at all adjournments thereof, to be held on April 28, 1997 and at any and all postponements and adjournments thereof. (THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN
P
             BY THE UNDERSIGNED.)

                 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED              HEREIN. WHERE NO DIRECTION IS
INDICATED, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE INDIVIDUALS
R
             NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER
MATTERS THAT PROPERLY COME              BEFORE THE MEETING.

        Dated: ___________________________ Signature: __________________________
O
                                                    Signature if held
                                       jointly: ________________________________

                                                    Name of Corporation or
                                       Partnership: ____________________________
X
                                                    Authorized Officer: ________

                                                    Title or authority: ________
Y
                 NOTE: PLEASE DATE THE PROXY AND SIGN EXACTLY AS YOUR NAME(S)
APPEAR(S) HEREON. WHEN SIGNING AS              ATTORNEY, EXECUTOR, TRUSTEE,
GUARDIAN OR OTHER REPRESENTATIVE, GIVE YOUR FULL TITLE AS SUCH. IF A
             CORPORATION, SIGN THE FULL CORPORATE NAME BY AN AUTHORIZED OFFICER,
STATING HIS/HER TITLE. IF A              PARTNERSHIP, SIGN IN PARTNERSHIP NAME
BY AN AUTHORIZED PERSON.

                 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY
           AS PROMPTLY AS POSSIBLE IN THE POSTPAID ENVELOPE PROVIDED.

                                SEE REVERSE SIDE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

X Please mark your votes as in the example

                                                             SHARES IN YOUR NAME

                                                                                                                FOR      AGAINST
1.         Approval of Issuance of Common Shares in Lieu                                                        [ ]        [ ]
           of Nonvoting Shares.............................................................................
2.         Approval of Name Change.........................................................................     [ ]        [ ]
3.         Approval of Incentive Plan......................................................................     [ ]        [ ]
4.         Election of Directors...........................................................................
           Daniel A. Decker................................................................................     [ ]        [ ]
           L. Scott Demerau................................................................................     [ ]        [ ]
           Julia E. Demerau................................................................................     [ ]        [ ]
           William M. Kearns, Jr...........................................................................     [ ]        [ ]
           Bert W. Wasserman...............................................................................     [ ]        [ ]
           Robert A. Whitman...............................................................................     [ ]        [ ]
           Richard M. FitzPatrick..........................................................................     [ ]        [ ]
           James T. Hands..................................................................................     [ ]        [ ]
           Donald J. McNamara..............................................................................     [ ]        [ ]
                                     To withhold authority to vote for any nominee write that
                                           nominee(s) name in the space provided below:
5.         Ratification of Appointment of Independent Accountants                                               [ ]        [ ]
6.         In their discretion upon such other matters as may properly come before the meeting                  [ ]        [ ]

            ABSTAIN
1.            [ ]

2.            [ ]
3.            [ ]
4.

5.            [ ]
6.            [ ]